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                                                                   EXHIBIT 10.48

THE FELD
 GROUP

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May 22, 2001

Mr. Francis J. Alfano
Chief Financial Officer
Interliant, Inc.
Two Manhattanville Road
Purchase, NY 10577-2118
Phone 914.640.9000
Fax 914.694.1190

Re: CEO Services

Dear Frank,

This letter outlines the understanding between The Feld Group, Inc., a Delaware corporation ("TFG"), and Interliant, Inc. ("INIT" or the "Company"), of the amended objective, tasks, work product and compensation for the engagement of TFG to provide Information consulting services to the Company and of the terms of the strategic alliance between TFG and the Company. This letter amends and supercedes in its entirety on a go forward basis from the "Effective Date" (defined below), that certain letter between TFG and INIT dated August 11, 2000 ("August 2000 Letter").


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                                   OBJECTIVE
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     .  To act as the Chief Executive Officer, President and a director of the
        Company.

     .  To establish a strategic alliance between TFG and the Company.


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                            TASKS AND WORK PRODUCT
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Tasks

     . Advise the Company's Senior Management and provide a leadership role or roles in the day-to-day operations and management of the Company and its subsidiaries.

     . Perform such other tasks as may be mutually agreed upon and that are within our expertise.

     . To help define, architect, and select technology partners that will help enable the Company and its affiliates to build its technology infrastructure.

     . To perform such other tasks as are reasonably requested by the Co-Chairmen and/or Board of Directors of the Company and which are consistent with the role of a CEO of a company similar to the Company.

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     .  Personal attendance at both internal and external meetings concerning the Company which are consistent with fulfilling the role of CEO and as may be requested by the Co-Chairman and/or Board of Directors, and visitation to Company or customer sites as may be required to appropriately perform the tasks of the CEO of the Company.

Work Products

     .  Information to be discussed with you and others, as you may direct.

     . Written reports and analytical worksheets to support our suggestions as you may reasonably request.

     .  Provide related operational management as appropriate.


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                                   STAFFING
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Bruce Graham will be assigned to the position of the Chief Executive Officer and
President reporting to the Board of the Company and will be dedicated full-time to this engagement. Charlie Feld will be elected to serve as a director of the Board of the Company to serve for such term as the Board may determine. For planning purposes, to fulfill the responsibilities of Chief Executive Officer and President, as well as support operations of the Company, Bruce will be assisted on average during the term, by 1.5 additional Feld Group consultants at various levels, all of whom have a wide range of skills and abilities related to this type of assignment. In addition, we have relationships with, and may retain, independent contractors with specialized skills and abilities to assist us. These independent contractors shall be billed to Interliant directly. Any such engagement of independent contractors or consultants shall be subject to the prior approval of a Co-Chairman or Chief Financial Officer of the Company. Finally, if the need arises for the addition of other full-time Feld Group consultants beyond Bruce Graham and the additional 1.5 consultants described above, we agree to negotiate in good faith, the fees and compensation associated with the additional consultants that are commensurate with the Feld Group's standard rates and practices. Any changes to the above staffing which involve the removal or replacement of Bruce Graham as full-time CEO and President shall require the prior written consent of the Board of the Company.


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                           TIMING, FEES AND EXPENSES
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Monthly Fees: We will commence this agreement effective as of April 2, 2001
("Effective Date") and end on April 30, 2002.

We will bill the Company at the rate of $100,000.00 a month for services commencing May 1, 2001, prorated for any portion of a month that is less than a complete calendar month. For purposes of monthly billings, we will bill our fees monthly in advance and will expect to be paid by the 20/th/ of each month. We are also reimbursed for directly related costs, such as travel, hotel, and production support, which costs shall be payable to TFG in accordance with an expense budget (estimated at 10-15% of total professional fees) to be mutually determined by TFG and the Co-Chairmen and Chief Financial Officer of the Company. Unless not practical or not cost efficient in a particular instance, TFG will use the Company's travel services.

We will also receive as a sign-on bonus   750,000 shares of common stock of the
Company.

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In addition, we will receive a grant of options to purchase 2,000,000 shares of common stock of the Company, with an exercise price of $1.00, such options to become vested and exercisable in forty-eight (48) equal monthly installments based on the passage of time, on each monthly anniversary date of the Date of Grant (i.e., May 22, 2001) beginning June 22, 2001 and continuing through and including, May 22, 2005. Upon a "change in control" of the Company, the options with respect to such number of shares equal to the difference between 1,000,000 minus the then vested portion of the first 1,000,000 of the total share grant, shall become fully and immediately vested and exercisable. In addition, the balance of the options, shall become fully and immediately vested and exercisable upon the occurrence of both of the following events (collectively, the "Acceleration Event"): (1) a "change in control" of the Company, and (2) after such change in control, (x) TFG's engagement by the Company or the successor entity resulting therefrom, is terminated by the Company or such successor or (y) TFG terminates this agreement due to a significant adverse change in TFG's or Bruce Graham's level of responsibility, compensation or staffing requirements as directed by the Board of Directors of the Company or such successor which is not remedied within 30 days of written notice from the TFG to such Board advising them with reasonable specificity of TFG's intention to terminate this agreement. As used in this Agreement, "change in control" shall have the meaning set forth in Exhibit A hereto.


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                          RELATIONSHIP OF THE PARTIES
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The parties intend that an independent contractor relationship will be created by this agreement. The employees of TFG are not entitled to any of the benefits that the Company provides for the Company's Employees such as, but not limited to, vacation payment, retirement, health care or sick pay. Company shall not be responsible for withholding income or other taxes from the payments made to TFG. TFG shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to TFG pursuant to this Agreement. As and if required by the laws of the states in which it operates, TFG shall provide workers compensation insurance and upon request provide to the Company a certificate of such coverage.


The Company and TFG each agree not to solicit, recruit or hire any employees or agents of the other for a period of one year subsequent to the completion and/or termination of this agreement.


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                                CONFIDENTIALITY
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TFG agrees to keep confidential all proprietary information obtained from or created on behalf of the Company or its subsidiaries. TFG agrees that neither it nor its directors, officers, principals, employees, consultants, agents or attorneys will disclose to any other person or entity, or use for any purpose other than specified herein, any information pertaining to the Company or any affiliate thereof which is either non-public, confidential or proprietary in nature ("Information") that it obtains or is given access to during the performance of the services provided hereunder. TFG may make reasonable disclosures of Information to third parties in connection with their performance of their obligations and assignments hereunder on a "need to know" basis and upon prior notice to Company's General Counsel; however, TFG shall not disclose the Company's or its subsidiaries' business plans and forecasts to any party that has not signed a confidentiality agreement nor any Information to any third party from whom the Company has requested a signed confidentiality agreement, until the Company receives such agreement. In addition, TFG will have the right to disclose to others in the normal course of business its involvement with the Company.

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Information includes, but is not limited to, data, plans, reports, schedules, drawings, accounts, records, calculations, specifications, flow sheets, computer programs, source or Object codes, results, models, or any work product relating to the business of the Company, its subsidiaries, distributors, affiliates, vendors, customers, employees, contractors and consultants, and any other material marked "confidential" by the Company.

The Company acknowledges that all advice (written or oral) given by TFG to the Company in connection with TFG's engagement is intended solely for the benefit and use of the Company and its affiliates (limited to its management and employees) in considering the transactions to which it relates. The Company agrees that no such advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time in any manner or for any purpose other than accomplishing the tasks and programs referred to herein or in discussions with the Company's professional advisors, lenders or debt holders, without TFG's prior approval (which shall not be unreasonably withheld, conditioned or delayed) except as required by law. The confidentiality obligations of both parties under this agreement will survive the termination of the engagement. During the engagement, TFG shall provide the Company access to all information or work product developed by or on behalf of TFG relating to the Company or its subsidiaries and the engagement.


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                             STRATEGIC RELATIONSHIP
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During the term of this agreement, TFG and the Company shall establish a meaningful strategic relationship which shall include, without limitation, the following:

 . TFG shall outsource to the Company, all of its internal web and application hosting and IT solution and professional service needs related thereto, provided the Company offers such services and its pricing is market competitive.

 . The Company shall be TFG's exclusive web hosting and application service provider ("ASP") partner for referrals or recommendations of such web hosting or ASP business to other companies or organizations with whom TFG is associated or performing services for. It is understood that notwithstanding the foregoing, TFG shall not have an obligation to refer such business to the Company in situations where TFG clients have established pre-existing relationships with other such providers.

 . The Company shall be TFG's preferred partner for referrals or recommendations of IT consulting and professional services business to other companies with whom TFG is associated or performing services for.


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                                INDEMNIFICATION
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For purposes of indemnification, Bruce Graham shall be deemed an officer and director of the Company and shall, along with other TFG personnel who may serve as officers or directors of the Company, be individually covered by the same indemnification and director's and officers' liability insurance as is applicable to other directors and officers of the Company.

In engagements where a TFG employee is acting as an officer of the Company, it is our practice to receive indemnification. Accordingly, in consideration of our agreement to act on behalf of the Company in connection with this engagement, the Company agrees to indemnify, hold harmless, and defend TFG (including its principals, employees and agents) from and against all claims, liabilities, losses, damages

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and reasonable expenses as they are incurred, including reasonable legal fees and disbursements of counsel, relating to or arising out of the engagement, including any legal proceeding in which we may be required or agree to participate but in which we are not a party (collectively "Claims"). TFG's principals, its employees, agents and TFG may, but are not required to, engage a single firm of separate counsel of our choice in connection with any of the matters to which this indemnification agreement relates. This indemnification agreement does not apply to actions taken or omitted to be taken by TFG, its principals, employees or agents which constitute negligence or willful misconduct.

TFG shall similarly indemnify and hold harmless the Company, its affiliates, and their respective officers, directors, shareholders and employees from any Claims caused by the negligence or willful misconduct of TFG, its principals, employees or agents.


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                            TERMINATION AND SURVIVAL
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The agreement may be terminated upon  thirty (30) days' written notice at any time given by one party to the other; provided, however, that notwithstanding such termination TFG will be entitled to any fees, and expenses due under the provisions of the agreement that otherwise would be payable to TFG through the last day of the calendar month within which the termination date falls pursuant to such notice ("Early Termination Date"). Unless terminated as provided above, this agreement will terminate on April 30, 2002 ("Termination Date").

The obligations of the parties under the Indemnification, Confidentiality and Termination and Survival sections of this agreement shall survive the termination of the agreement as well as the other sections of this agreement, which expressly provide that they shall survive termination of this agreement.


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                                 GOVERNING LAW
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This letter agreement is governed by and construed in accordance with the laws of the State of Texas with respect to contracts made and to be performed entirely therein and without regard to choice of law or principles thereof.

If we have a dispute with respect to any of the provisions of this agreement and are unable to agree on a mutually satisfactory resolution within 30 days, either party may require the matter to be settled by binding arbitration. If such arbitration shall occur, it shall be in the city of Dallas if brought by the Company and the City and County of New York if brought by TFG. We shall attempt for two weeks to agree on a single arbitrator. If that effort shall fail, each party shall appoint one arbitrator. The two arbitrators so chosen shall attempt for two weeks to select a third. If they are unable to agree, the American Arbitration Association in New York City shall choose the third. The arbitration shall occur using the rules and procedures of the American Arbitration Association. The decision of the arbitrator(s) shall be final, binding and non-appealable. The arbitrator shall have the right to allocate costs and expenses of the arbitration proceeding among TFG and the Company based on who the prevailing party is.


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                                  DISCLOSURES
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We know of no fact or situation, which would represent a conflict of interest for us with regard to this engagement. We do wish to disclose the following information:

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While we are not currently aware of any other relationships that connect us to any party in interest, because TFG is a consulting firm that serves clients on a national basis in numerous engagements, it is possible that TFG may have rendered services to or have business associations with other entities which had or have relationships with the Company, including creditors, vendors, and customers of the Company. TFG has not and will not represent the interests of any of these aforementioned entities in this engagement, involving the Company. During the term of this agreement, the employees and consultants of TFG who are staffing this engagement, including without limitation Bruce Graham, shall not render services to any companies which are in businesses in competition with the businesses in which the Company is engaged.


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                                  SEVERABILITY
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The failure of either party to enforce any portion of this agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this agreement.


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                                ENTIRE AGREEMENT
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All of the above contains the entire understanding of the parties relating to the services to be rendered by TFG and may not be amended or modified in any respect except in writing signed by the parties. TFG will not be responsible for performing any services not specifically described in this letter or in a subsequent writing signed by the parties. This agreement supercedes the August 2000 Letter on a go forward basis, as well as any other prior written or oral agreement between the parties. This agreement may not be modified except in a writing signed by both parties.


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                             SUCCESSORS AND ASSIGNS
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This agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this agreement or any rights or obligations hereunder, except that the Company may assign this agreement to any of its subsidiaries or to any successor entity resulting from a merger, consolidation, sale of stock of the Company or sale of substantially all of the assets of the CompanyThe rights, privileges and obligations of the parties hereto shall inure to the benefit of their respective permitted successors and assigns.


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                                    NOTICES
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All notices required or permitted to be delivered under this letter agreement shall be sent, if to us, to the address set forth at the head of this letter, to the attention of Mr. Michael R. Koehler, and if to you, to the address for you set forth above, to the attention of your General Counsel, or to such other name or address as may be given in writing to the other party. All notices under the agreement shall be sufficient if delivered by facsimile or overnight mail. Any notice shall be deemed to be given only upon actual receipt. Any faxes to the Company shall be sent to 914-694-4877 and to TFG shall be sent to 972-791-3951.

If these terms meet with your approval, please sign and return the enclosed copy of this letter.

Sincerely yours,

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The Feld Group, Inc.



  s/s Mike Koehler
------------------------------
Mike Koehler
Chief Operating Officer

Acknowledged and Agreed to:

Interliant, Inc.


  s/s Francis J. Alfano
------------------------------
Francis J. Alfano
Chief Financial Officer

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                                   EXHIBIT A
                                   ---------

For purposes of this Award Agreement, "change in control" shall mean:

          (i) an acquisition subsequent to the date hereof by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;

          (ii) a change in the composition of the Board of Directors of the Company (the "Board") such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members thereof;

          (iii) the approval by the stockholders of the Company of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which outstanding shares of Common Stock of the Company are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the Company or another company) or cash or other property;

          (iv) the approval by the stockholders of the Company of (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or

          (v) the adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

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